UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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GSI Commerce, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 25, 2006

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of GSI Commerce, Inc. which will be held on Friday, June 30, 2006 at 10:00 a.m. local time, at the Company’s headquarters, located at 935 First Avenue, King of Prussia, Pennsylvania 19406. The official notice of the Annual Meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

At the Annual Meeting, stockholders of GSI Commerce, Inc. are being asked to elect nine directors of GSI Commerce, Inc.; to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2006; and to act upon such other business as may properly come before the Annual Meeting.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly.

Sincerely,

Michael G. Rubin
Chairman of the Board and Chief Executive Officer

935 First Avenue, King of Prussia, PA 19406            (610) 265-3229

GSI COMMERCE, INC.

935 FIRST AVENUE

KING OF PRUSSIA, PA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held June 30, 2006

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders of GSI Commerce, Inc. (“GSI”) will be held on Friday, June 30, 2006, at 10:00 a.m. local time, at the Company’s headquarters, located at 935 First Avenue, King of Prussia, Pennsylvania 19406. At the Annual Meeting, stockholders will be asked:

1. To elect nine directors, each to hold office for one year terms and until their successors are elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2006; and

3. To act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed May 1, 2006 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Arthur H. Miller
Secretary

King of Prussia, Pennsylvania

May 25, 2006

GSI Commerce, Inc.

935 First Avenue

King of Prussia, PA 19406

PROXY STATEMENT

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of GSI Commerce, Inc. (“GSI” or the “Company”) is soliciting your vote at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting and the Proxy Card are first being mailed to stockholders on or about May 25, 2006.

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Friday, June 30, 2006 at 10:00 a.m. local time, at the Company’s headquarters, located at 935 First Avenue, King of Prussia, Pennsylvania 19406.

Who is entitled to vote at the Meeting?

The Board of Directors has set May 1, 2006 as the record date for the Annual Meeting (the “Record Date”). If you were a stockholder of record, as shown on the stock transfer books of GSI, at the close of business on the Record Date, you are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each share of GSI common stock, par value $0.01 per share (the “Common Stock”) is entitled to one vote on each matter which may be brought before the Annual Meeting.

On the Record Date, there were 44,879,101 shares of Common Stock issued and outstanding and, therefore, eligible to vote at the Meeting.

How many votes must be present to hold the Annual Meeting?

A majority of the votes that can be cast, or 22,439,551 votes, must be present or represented by proxy, at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. All shares of GSI Common Stock present in person or represented by proxy (including broker non-votes) and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How do I vote my shares?

In order to vote your shares, you may attend the Annual Meeting and vote in person, or vote by proxy. If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee) and you wish to vote at the Annual Meeting, you will need to contact your broker, bank or other nominee regarding how to vote at the Annual Meeting.

If you are a registered stockholder (that is, if your stock is registered in your name), you may vote by proxy by completing and signing the enclosed proxy card and returning such card in the postage-paid envelope we have provided you. If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

Proxy Statement

What if I do not specify how I want my shares voted?

If you submit a signed proxy card but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote all shares of Common Stock represented by such proxy:

(i) FOR election of all nominees for director named in this Proxy Statement;

(ii) FOR ratification of the appointment of Deloitte & Touche LLP; and

(iii) in their discretion as to any other matter that may properly come before the Annual Meeting.

How are my votes counted?

You may either vote for or withhold authority to vote for a nominee for the Board. For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected.

You may vote for or against or you may abstain from voting on any other proposal. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and entitled to vote, so abstaining has the same effect as a vote against that proposal. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a proposal.

How many votes are required to elect directors or to approve any other proposal?

The election of directors will be determined by a plurality vote and the nine nominees receiving the most votes will be elected. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve any other proposal at the Annual Meeting.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by:

•	submitting a later-dated proxy; or

•	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Annual Meeting.

The last vote received chronologically will supercede any prior vote.

If you hold your shares in street name, you must contact your broker, bank or other nominee regarding how to change your vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are voted, you will need to sign and return each proxy card you receive.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

Fiscal Year End

As used in this Proxy Statement, “fiscal 2000,” “fiscal 2001,” “fiscal 2002,” “fiscal 2003,” “fiscal 2004” and “fiscal 2005” refer to GSI’s fiscal years ended December 30, 2000, December 29, 2001, December 28, 2002, January 3, 2004, January 1, 2005 and December 31, 2005, respectively, and “fiscal 2006” refers to GSI’s fiscal year ending December 30, 2006.

2 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

GSI’s amended and restated bylaws provide that the number of directors will be set at nine unless otherwise determined by the Board of Directors. The Board has set the number of directors at nine. The following table sets forth certain information regarding the nominees for election to the Board to serve for one-year terms until the 2007 Annual Meeting and until their respective successors are elected and qualified. All of the nominees, except Michael J. Donahue and Andrea M. Weiss, currently serve as directors of GSI. The nominees have consented to being named in this Proxy Statement and to serve if elected.

Name	Age(1)	Position(s) Held in the Company	Director Since
Michael G. Rubin	33	Chairman and Chief Executive Officer	1995
M. Jeffrey Branman	50	Director	2001
Ronald D. Fisher	58	Director	2000
Mark S. Menell	41	Director	2000
Michael S. Perlis	53	Director	2001
Jeffrey F. Rayport	46	Director	1999
John A. Hunter (2)	54	Director	2005
Michael J. Donahue	47	Director Nominee	n.a.
Andrea M. Weiss	55	Director Nominee	n.a.

(1)	As of May 1, 2006.
(2)	On November 4, 2005, John A. Hunter was appointed to GSI’s Board of Directors to fill the vacancy created by the resignation of Randy Ronning on November 3, 2005.

Michael G. Rubin has served as GSI’s chairman of the board and chief executive officer since July 1995, as GSI’s co-president from May 2004 through August 2005 and as GSI’s president from June 2000 through May 2004.

M. Jeffrey Branman has been one of GSI’s directors since October 2001. Mr. Branman has been the president and owner of Interactive Commerce Partners LLC, a provider of financial advisory services, since March 2005. Mr. Branman served as president of Interactive Technology Services, a subsidiary of Comcast Corporation, a developer, manager and operator of broadband cable networks, from April 2000 through March 2005. Interactive Technology Services served as financial advisor to Interactive Technology Holdings, LLC, a joint venture of Comcast Corporation and QVC, Inc. which sought and made investments, until March 2005. From March 1996 to February 2000, Mr. Branman was senior vice president corporate development of Foot Locker, Inc., a retailer of athletic footwear and apparel, and chief executive officer of FootLocker.com, the internet and direct marketing subsidiary of Foot Locker.

Ronald D. Fisher has been one of GSI’s directors since March 2000. Mr. Fisher currently serves as the vice chairman of SOFTBANK Holdings Inc. and a managing general partner of SOFTBANK Capital Partners LP, a private equity organization. He joined SOFTBANK in October 1995. From January 1990 to September 1995, Mr. Fisher was chief executive officer of Phoenix Technologies, Ltd., a developer and marketer of system software products. Mr. Fisher is also a director of SOFTBANK Corporation and E*TRADE Group, Inc.

John A. Hunter has been one of GSI’s directors since November 2005. Mr. Hunter currently serves as the senior vice president of customer services for QVC Inc, an e-commerce company. He joined QVC in 1991 as a vice president of customer service. Prior to 1991, Mr. Hunter was a senior vice president in the credit division of Citibank, where he was employed from 1982 to 1991.

Mark S. Menell has been one of GSI’s directors since April 2000. Mr. Menell has been a partner of Rustic Canyon Partners, a venture capital firm, since January 2000. From August 1990 to January 2000, Mr. Menell was an investment banker at Morgan Stanley & Co. Incorporated, most recently as principal and co-head of Morgan Stanley’s Technology Mergers and Acquisitions Group, based in Menlo Park, CA.

Proxy Statement

Michael S. Perlis has been one of GSI’s directors since May 2001. Mr. Perlis has been a venture partner of SOFTBANK Capital Partners LP, a private equity organization, since January 2005 and was managing partner of SOFTBANK Capital Partners LP from July 2000 to January 2005. From November 1998 to June 2000, Mr. Perlis was employed by Ziff-Davis Publishing Holdings Inc., an integrated media company and technology magazine publisher, most recently as president and chief executive officer. From June 1996 to October 1998, Mr. Perlis served as president, chief operating officer and partner of TVSM Inc., a publisher of system specific television listing and guidance publications.

Dr. Jeffrey F. Rayport has been one of GSI’s directors since April 1999. Dr. Rayport has been chairman of Marketspace LLC, an information industries strategy and research business of Monitor Group, headquartered in Cambridge, Massachusetts, since October 2003 and was chief executive officer of Marketspace from September 1998 to October 2003. From September 1991 through September 1999, Dr. Rayport was a faculty member in the marketing and service management units at the Harvard Business School. Dr. Rayport is also a director of ValueClick Inc.

Michael J. Donahue is a nominee to GSI’s Board. Since March 2005, Mr. Donahue has served as a self-employed advisor in the technology industry. From January 2000 to March 2005, Mr. Donahue served as the group executive vice president and chief operating officer of BearingPoint, Inc., a consulting and systems integration firm. Prior to January 2000, Mr. Donahue served as managing partner, solutions for the consulting division of KPMG LLP, the global accounting firm, and as a member of the boards of directors of KPMG LLP US and KPMG Consulting KK Japan. Mr. Donahue is also a director of Air Products and Chemicals, Inc. and Arbinet-theexchange, Inc.

Andrea M. Weiss is a nominee to GSI’s Board. Since August 2002, Ms. Weiss has served as president and chief executive officer of Retail Consulting Inc., an international retail consulting company she owns. From April 2001 to August 2002, Ms. Weiss served as president of dELiA*s Corp., a direct marketing and retail company comprised of lifestyle brands for teenage girls. From May 1998 to February 2001, Ms. Weiss served as executive vice president and chief stores officer of Limited Brands, Inc., a specialty retail business. Ms. Weiss is also a director of CBRL Group, Inc. and eDiets.com Inc.

Right to Designate Directors

The stock purchase agreements pursuant to which certain entities affiliated with SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP, or SOFTBANK, acquired their shares of GSI Common Stock provide that SOFTBANK has the right to designate up to two members of GSI’s Board of Directors, depending on the number of shares of GSI Common Stock held by SOFTBANK. SOFTBANK also has the right to have one of its directors serve as a member of each committee of GSI’s Board of Directors. As of June 2, 2005, SOFTBANK agreed to eliminate its right to designate more than one member of GSI’s Board of Directors. Mr. Fisher is SOFTBANK’s designee to GSI’s Board of Directors. Prior to June 2, 2005, Mr. Perlis was SOFTBANK’s other designee.

The stock purchase agreement pursuant to which Interactive Technology Holdings, LLC, or ITH, acquired its shares of GSI Common Stock provides that ITH had the right to designate up to two members of GSI’s Board of Directors, depending on the number of shares of GSI Common Stock held by ITH. On January 31, 2005, ITH effected a distribution of all of its assets, including shares of GSI Common Stock, to its members. In the dissolution, a subsidiary of Liberty Media Corporation, together collectively with its subsidiaries referred to as Liberty, was assigned ITH’s rights under the stock purchase agreement, including the right to designate members to GSI’s Board of Directors. Mr. Branman was Liberty’s designee until its dissolution. Mr. Hunter is Liberty’s current designee to GSI’s Board of Directors. As of June 2, 2005, Liberty agreed to eliminate its right to designate more than one member of GSI’s Board of Directors. Liberty also has the right to have its director serve as a member of each committee of GSI’s Board of Directors.

4 Proxy Statement

Voting Agreements

Mr. Rubin entered into a voting agreement, dated as of May 1, 2000, in favor of SOFTBANK, pursuant to which, among other things, Mr. Rubin agreed that he would vote all shares of GSI Common Stock then held by him in favor of the election to GSI’s Board of Directors of the directors that SOFTBANK would be entitled to designate. In addition, Mr. Rubin, as a stockholder, agreed not to take any action to remove any of GSI’s directors designated by SOFTBANK.

SOFTBANK also entered into a voting agreement in favor of Mr. Rubin, dated as of May 1, 2000, relating to the election of directors designated by Mr. Rubin. Pursuant to this voting agreement, SOFTBANK agreed that it would vote all shares of GSI Common Stock then held by it with respect to all directorships other than those which it was entitled to designate (i) in favor of any member of GSI’s Board of Directors who was a member of the Board of Directors prior to April 27, 2000, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected as a director, referred to as continuing director, and who, in either event, is not a director designated by SOFTBANK and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the continuing directors then on the Board of Directors, and (ii) against the election of any directors other than those directors specified in clause (i) of this sentence.

Mr. Rubin and ITH entered into a voting agreement, dated as of September 13, 2000, whereby (i) Mr. Rubin agreed, among other things, that he would vote all of his shares of GSI Common Stock in favor of election to GSI’s Board of Directors of the directors that ITH would be entitled to designate, and (ii) ITH agreed, among other things, that ITH would vote all of its shares of GSI Common Stock in favor of election to GSI’s Board of Directors of certain continuing directors (as such term is defined therein). ITH assigned its rights under this voting agreement to a subsidiary of Liberty.

SOFTBANK and ITH also entered into a voting agreement, dated September 13, 2000, whereby (i) SOFTBANK agreed, among other things, that SOFTBANK would vote all of its shares of GSI Common Stock in favor of election to GSI’s Board of Directors of the directors that ITH would be entitled to designate, and (ii) ITH agreed, among other things, that ITH would vote all of its shares of GSI Common Stock in favor of election to GSI’s Board of Directors of the directors that SOFTBANK would be entitled to designate. ITH assigned its rights under this voting agreement to a subsidiary of Liberty.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS.

Board, Committees and Attendance at Meetings of the Board and Committees

The Board of Directors of GSI held sixteen meetings during fiscal 2005. During fiscal 2005, no current director, other than Messrs. Hunter and Fisher, attended fewer than 75% of the aggregate of (i) the total number of Board meetings held during the period for which he was a director and (ii) the total number of meetings held by committees of the Board of Directors on which he served during the period he served. A description of each of the committees of the Board of Directors of GSI is set forth below.

The Board has determined that the following directors, constituting a majority of the members of the Board of Directors, are independent as defined in the applicable listing standards of the Nasdaq Stock Market: Messrs. Hunter, Fisher, Menell and Perlis and Dr. Rayport.

The Board of Directors has three standing committees.

Audit Committee.    The Board of Directors has a separately designated standing audit committee. The current members of the Audit Committee are Messrs. Menell (Chairman) and Perlis and Dr. Rayport. Harvey Lamm, a former GSI director, served as a member of the Audit Committee during a portion of fiscal 2005. The Board of Directors has determined that Messrs. Menell and Perlis and Dr. Rayport are independent as defined in

Proxy Statement

the applicable listing standards of the Nasdaq Stock Market and SEC regulations and Mr. Menell qualifies as an audit committee financial expert as that term is defined in SEC regulations. The Audit Committee held 22 meetings during fiscal 2005.

The Audit Committee is responsible for:

•	appointing, determining funding for, overseeing and replacing the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accountant;

•	resolving any disagreements between management and the independent registered public accounting firm;

•	reviewing GSI’s quarterly and annual financial statements and discussing the same with GSI’s management;

•	pre-approving all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for GSI by its independent registered public accounting firm;

•	establishing, reviewing and periodically updating GSI’s Code of Business Conduct Policy and GSI’s Finance Code of Professional Conduct;

•	establishing and overseeing procedures for the receipt, retention and treatment of complaints received by GSI regarding (a) accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by GSI’s employees of concerns regarding questionable accounting or auditing matters; and

•	approving all related party transactions.

The responsibilities of the Audit Committee are further described in the Audit Committee Charter adopted by the Audit Committee and the Board of Directors, a copy of which is attached hereto as Appendix A.

Compensation Committee.    The current members of the Compensation Committee are Messrs. Menell, Hunter and Perlis (Chairman). Mr. Branman was a member and chairman of the Compensation Committee during a portion of fiscal 2005. Kenneth Adelberg and Randy Ronning, former GSI directors, also served as members of the Compensation Committee during a portion of fiscal 2005. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for GSI’s executive officers and administers GSI’s equity incentive plans. The Compensation Committee held seven meetings during fiscal 2005.

Nominating and Corporate Governance Committee.    The current members of the Nominating and Corporate Governance Committee are Messrs. Fisher (Chairman, January 2005 through June 2005) and Hunter and Dr. Rayport (Chairman, July 2005 through present). Mr. Branman was a member of the Nominating and Corporate Governance Committee during a portion of fiscal 2005. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the applicable listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee is responsible for assisting the Board in:

•	identifying qualified individuals to become Board members;

•	determining the composition of the Board and its committees;

•	monitoring a process to assess the Board’s effectiveness; and

•	developing and implementing the Company’s corporate governance guidelines.

The Nominating and Corporate Governance Committee held two meetings during fiscal 2005. The responsibilities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee Charter, a copy of which was attached as Appendix B to GSI’s proxy statement related to its 2005 annual meeting of stockholders.

6 Proxy Statement

Director Attendance at Annual Meeting

GSI does not have a policy with regard to Board members’ attendance at the Annual Meeting. Messrs. Rubin and Branman attended GSI’s 2005 annual meeting of stockholders.

Director Nomination Process

Director Qualifications.    While GSI does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Nominating and Corporate Governance Committee will be guided by the following:

•	Each director should be an individual of high character and integrity;

•	Each director should be accomplished in his or her respective field, with superior credentials and recognition;

•	Each director should have relevant expertise and experience and be able to offer advice and guidance to management based on that expertise and experience;

•	Each director should have sufficient time available to devote to GSI; and

•	Directors should be selected such that the Board represents a diversity of background and experience.

Director Nominee Selection Process.    Subject to the right of certain stockholders to designate directors described above, GSI’s Nominating and Corporate Governance Committee recommends qualified candidates as directors of GSI and recommends that the Board nominate such individuals for election to the Board at the next annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by Board members, management and stockholders, as well as those identified by any third-party search firm it may retain. Director candidates recommended by stockholders which comply with the procedures set forth below, subject to GSI’s contractual obligations to certain stockholders described above, will receive the same consideration as candidates recommended by other persons.

In the case of considering a new director candidate, the selection process for director candidates includes the following steps:

•	identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from current directors and executives and recommendations received from stockholders;

•	possible engagement of a director search firm;

•	interviews of candidates by members of the Nominating and Corporate Governance Committee;

•	reports to the Board of Directors by the Nominating and Corporate Governance Committee on the selection process;

•	recommendations by the Nominating and Corporate Governance Committee; and

•	formal nominations by the Board of Directors for inclusion in the slate of directors at the annual meeting.

The Nominating and Corporate Governance Committee engaged The Directors’ Council, a third party search firm, to assist in identifying candidates to serve as members of GSI’s Board of Directors. Ms. Weiss was identified by The Directors’ Council. After evaluating Ms. Weiss’ qualifications and interviewing her, the Nominating and Corporate Governance Committee recommended her to the Board as a director candidate. GSI paid The Directors’ Council $50,566 for this engagement.

In connection with an executive level search, GSI met with Mr. Donahue. While GSI and Mr. Donahue mutually agreed that the position was not appropriate for Mr. Donahue, management believed that he would be a

Proxy Statement

qualified director candidate. Management recommended Mr. Donahue to the Nominating and Corporate Governance Committee which, after evaluating his qualification and interviewing him, recommended him to the Board as a director candidate.

Procedure for Stockholders Recommending Director Candidates.    A stockholder who wishes to recommend a prospective director nominee should submit their recommendation to Chairman of the Nominating and Corporate Governance Committee in writing c/o GSI Commerce, Inc., 935 First Avenue, King of Prussia, PA 19406. The following information must be included in or attached to the letter:

•	the name and address of the stockholder making the recommendation and each recommended nominee;

•	a representation that the stockholder is a holder of record of capital stock of GSI entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons recommended for nomination;

•	a description of all arrangements and understandings between the stockholder and each recommended nominee and any other person or persons (naming such person or persons) pursuant to which the recommendation was made by the stockholder;

•	such other information regarding each recommended nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if the nominee were to be nominated by the Board of Directors; and

•	the consent of each recommended nominee to serve as a director of GSI if so nominated and elected.

The deadline for submitting stockholder recommendations pursuant to the foregoing procedures for the 2007 annual meeting of stockholders is January 26, 2007. All stockholder recommendations which are late will be rejected by the Company.

In connection with the 2006 Annual Meeting, GSI has not received a director nominee recommendation from any stockholder, or group of stockholders, that beneficially owns more than five percent of GSI’s Common Stock. However, Liberty has designated John A. Hunter to serve as its nominee on the Board, pursuant to its contractual right described above. In addition, SOFTBANK has designated Ronald D. Fisher to serve as its nominee on the Board, pursuant to its contractual right described above. Each of the current nominees listed for directors under Proposal 1 of this Proxy Statement, except for Michael J. Donahue and Andrea M. Weiss, is an existing director standing for re-election.

Procedure for Stockholders Nominating Directors.    In addition, under GSI’s amended and restated bylaws, stockholders are permitted to nominate directors to be elected at a meeting of stockholders. GSI’s amended and restated bylaws set forth procedures which stockholders must follow for nominations of directors to be brought before a meeting of GSI’s stockholders.

According to GSI’s amended and restated bylaws, for nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given notice in writing to GSI’s Secretary at GSI’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. The timing of the notice is subject to change in the event that the date of GSI’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or in the event that the number of directors to be elected to GSI’s Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by GSI at least 100 days prior to the first anniversary of the preceding year’s annual meeting.

A stockholder’s notice must set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for

8 Proxy Statement

election of directors in an election contest, or is otherwise required by Regulation 14A under the Exchange Act and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination (i) the name and address of such stockholder, and of such beneficial owner, (ii) the class and number of shares which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

If the stockholder, or the beneficial owner on whose behalf any such nomination is made, has provided GSI with a Solicitation Notice, such stockholder or beneficial owner must, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of GSI’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice.

GSI’s amended and restated bylaws also set forth procedures which stockholders must follow for nominations of directors to be brought before a special meeting of stockholders.

Except as otherwise provided by law, the chairman of the meeting has the power and duty to determine whether a nomination to be brought before the meeting was made in accordance with the procedures set forth in GSI’s amended and restated bylaws and, if any proposed nomination is not in compliance with GSI’s amended and restated bylaws, to declare that the defective nomination will not be presented for stockholder action at the meeting and will be disregarded.

Compensation of Directors

The compensation payable to each GSI director for services provided as a director during the period beginning after GSI’s 2005 annual meeting of stockholders through GSI’s 2006 annual meeting of stockholders was as follows:

•	each non-employee director received an option to purchase 25,000 shares of GSI Common Stock upon his initial election as a director;

•	each non-employee director who was nominated for his continuing election as a director received an option to purchase 10,000 shares of GSI Common Stock;

•	the director elected as Chairman of the Audit Committee received an additional option to purchase 5,000 shares of GSI Common Stock; and

•	the director elected as Chairman of the Compensation Committee and the director elected as Chairman of the Nominating and Corporate Governance Committee each received an additional option to purchase 3,000 shares of GSI Common Stock.

In accordance with GSI’s compensation policy for directors, on June 6, 2005, the Nominating and Corporate Governance Committee granted options to purchase 8,500 shares of GSI Common Stock to each of Messrs. Fisher, Menell and Perlis and Dr. Rayport and an option to purchase 21,000 shares of GSI Common Stock to Mr. Branman, in each case, at an exercise price of $15.34 per share, the fair market value on the date of grant. These directors received only part of their grants because there were not enough shares available under the 1996 Plan to make the full grants. Following the approval of the 2005 Equity Plan at the 2005 annual meeting of stockholders, on June 30, 2005, the Nominating and Corporate Governance Committee granted:

•	each of Messrs. Fisher, Menell and Perlis and Dr. Rayport an option to purchase 1,500 shares of GSI Common Stock, in each case, at an exercise price of $16.75 per share, the fair market value on the date of grant;

Proxy Statement

•	Mr. Branman an option to purchase 4,000 shares of GSI Common Stock, at an exercise price of $16.75 per share, the fair market value on the date of grant;

•	Mr. Ronning an option to purchase 25,000 shares of GSI Common Stock, at an exercise price of $16.75 per share, the fair market value on the date of grant; and

•	the Chairman of each of the Audit Committee (Mr. Menell), Compensation Committee (Mr. Perlis) and the Nominating and Corporate Governance Committee (Dr. Rayport) an option to purchase 5,000, 3,000 and 3,000 shares of GSI Common Stock, respectively, in each case, at an exercise price of $16.75 per share, the fair market value on the date of grant.

For purposes of determining the compensation payable to directors for the period beginning after GSI’s 2005 annual meeting of stockholders through GSI’s 2006 annual meeting of stockholders, the Nominating and Corporate Governance Committee determined to treat Mr. Branman as if his election at the 2005 annual meeting of stockholders was his initial election to GSI’s Board, because as of March 2005, he ceased being Liberty’s designee to the Board and ceased being affiliated with Liberty and was required to turn over to Liberty the financial benefit of the director compensation paid while serving as Liberty’s designee.

In connection with Mr. Hunter’s appointment to the Board, on November 4, 2005, the Nominating and Corporate Governance Committee granted Mr. Hunter an option to purchase 25,000 shares of GSI Common Stock, at an exercise price of $15.01 per share, the fair market value on the date of grant.

As of December 20, 2005, GSI entered into an agreement with Interactive Commerce Partners LLC, or ICP, for certain financial advisory services in connection with GSI’s evaluation of two proposed transactions: a proposed acquisition and a proposed strategic relationship. M. Jeffrey Branman, one of GSI’s directors, is President and owner of ICP. See “Certain Relationships and Related Transactions—Other Related Transactions.”

On May 3, 2006, the Nominating and Corporate Governance Committee set the compensation payable for members of GSI’s Board of Directors for services as a direction during the period beginning after the Annual Meeting through GSI’s 2007 annual meeting of stockholders:

Compensation for Service as a Board Member

Other than Messrs. Hunter, Perlis and Rubin, each of the directors elected at the Annual Meeting will receive:

•	Annual cash retainer of $25,000;

•	Meeting fees of $1,000 for in-person Board and committee meetings and $500 for telephonic Board and committee meetings; and

•	A restricted stock unit equal to

•	$125,000 on the director’s initial election; and

•	$50,000 on each subsequent annual election as a director.

The restricted stock unit, or RSU, will be granted after the Annual Meeting, at the fair market value on the date of grant. An RSU issued on the director’s initial election will vest in equal annual installments over four years, provided that if a director ceases to be a director of GSI during the four year period for any reason other than removal for cause or resignation, the RSU will vest in full on such cessation. An RSU issued on the director’s subsequent annual election will vest in full one year after the grant date, provided that if a director ceases to be a director of GSI during the one year period for any reason other than removal for cause, the award will vest in full on such cessation. In addition, the chair of the Audit Committee will receive an additional cash retainer of $10,000 and the chair of all other committees will receive an additional cash retainer of $5,000.

10 Proxy Statement

Additionally, any director who serves, at GSI’s request, as a director or observer on the Board of Directors of another company with respect to which GSI has the contractual right to appoint a director or observer will receive an annual cash fee of $10,000.

Directors that are designees of stockholders that have a contractual right to appoint a director to GSI’s Board do not receive compensation under the policy described above. Accordingly, Messrs. Hunter and Perlis do not receive any compensation from GSI for acting in their capacity as a director. Mr. Rubin, the chairman and chief executive officer of GSI does not receive any separate compensation for acting in his capacity as a director.

Audit Committee Report

The Audit Committee reviewed and discussed with GSI’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, GSI’s audited financial statements, the results of Deloitte & Touche LLP’s audit, their evaluation of GSI’s system of internal control and the overall quality of GSI’s financial reporting process. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with Deloitte & Touche LLP their independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of GSI that the audited financial statements be included in GSI’s Annual Report on Form 10-K for fiscal 2005 for filing with the Securities and Exchange Commission.

Audit Committee
Jeffrey F. Rayport	Michael S. Perlis	Mark S. Menell (Chairman)

Code of Ethics

GSI adopted a Finance Code of Professional Conduct (code of ethics) that applies to GSI’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. GSI hereby undertakes to provide a copy of this code to any person, without charge, upon request. Requests for a copy of this code may be made in writing addressed to: Investor Relations, GSI Commerce, Inc., 935 First Avenue, King of Prussia, PA 19046. Amendments to the Finance Code of Professional Conduct will be posted on GSI’s corporate Web site located at www.gsicommerce.com.

Stockholders’ Communication with the Board of Directors

Stockholders who wish to communicate with a member or members of the Board of Directors, including the chair of any committee of the Board or the non-management directors as a group, may do so by addressing their correspondence to the Board member or members, c/o Corporate Secretary, GSI Commerce, Inc., 935 First Avenue, King of Prussia, PA 19406. The Board of Directors has unanimously approved a process pursuant to which the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Proxy Statement

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as GSI’s independent registered public accounting firm for fiscal 2006. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in fiscal 2005 are described under “Independent Registered Public Accounting Firm.”

GSI is asking its stockholders to ratify the selection of Deloitte & Touche LLP as its independent registered public accounting firm. Although ratification is not required by GSI’s amended and restated bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to its stockholders for ratification as a matter of good corporate practice.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as GSI’s independent registered public accounting firm for fiscal 2006.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of GSI and its stockholders.

12 Proxy Statement

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information, as of May 1, 2006, concerning the beneficial ownership of GSI Common Stock by:

•	each person known by GSI to be the beneficial owner of five percent or more of GSI’s outstanding Common Stock;

•	each Named Officer (as defined in the Summary Compensation Table) and each director and director nominee; and

•	the directors, director nominees and executive officers of GSI as a group.

Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly, they include securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options or warrants within 60 days of May 1, 2006 or which are issuable upon the vesting of outstanding unvested restricted stock or restricted stock units, referred to as RSUs, within 60 days of May 1, 2006 (as reflected in the applicable column below). Beneficial ownership may be disclaimed as to certain of the securities. The business address of GSI’s executive officers and directors is the same as GSI’s address.

Name, Position and Address Of Beneficial Owner	Number of shares beneficially owned	Options/ Restricted Stock/RSUs included in beneficial ownership(+)	Warrants included in beneficial ownership	Percentage of shares
Michael G. Rubin (1) Chairman and Chief Executive Officer	7,439,091	1,237,500	—	16.13%
Robert J. Blyskal President and Chief Operating Officer	185,000	185,000	—	*
Stephen J. Gold Executive Vice President and Chief Information Officer	9,881	—	—	*
Arthur H. Miller Executive Vice President and General Counsel	307,500	307,500	—	*
Damon Mintzer Executive Vice President, Sales; President and Chief Operating Officer of GSI Commerce West, Inc.	208,750	202,500	—	*
M. Jeffrey Branman Director	88,000	80,000	—	*
Ronald D. Fisher (2) Director	75,000	75,000	—	*
John A. Hunter Director	25,000	25,000	—	*
Mark S. Menell (3) Director	19,000	6,500	12,500	*
Michael S. Perlis (4) Director	68,000	68,000	—	*
Jeffrey F. Rayport Director	88,000	88,000	—	*
Michael J. Donahue Director Nominee	2,000	—	—	*
Andrea M. Weiss Director Nominee	1,000	—	—	*

Proxy Statement

Name, Position and Address Of Beneficial Owner	Number of shares beneficially owned	Options/ Restricted Stock/RSUs included in beneficial ownership(+)	Warrants included in beneficial ownership	Percentage of shares
Capital Research and Management Company (5) SMALLCAP World Fund, Inc. 333 South Hope Street, Los Angeles, CA 90071	3,494,490	—	—	7.79%
Comcast Corporation (6) Comcast Holdings Corporation 1500 Market Street, Philadelphia, PA 19102 Comcast QIH, Inc. 1201 N. Market Street, Suite 1000 Wilmington, DE 19801	2,578,932	—	—	5.75%
FMR Corp. (7) 82 Devonshire Street Boston, MA 02109	6,264,300	—	—	13.96%
Liberty Media Corporation (1)(8) QVC, Inc. QK Holdings, Inc. 1200 Wilson Drive, West Chester, PA 19380	8,948,968	430,000	300,000	19.99%
SOFTBANK Capital Partners LP (1)(9) SOFTBANK Capital LP SOFTBANK Capital Advisors Fund LP SOFTBANK Capital Partners LLC SB Capital Managers LLC 1188 Centre Street, Newton Center, MA 02459	8,153,850	—	—	18.17%
All executive officers, directors and director nominees as a group (16 persons) (10)	9,168,933	2,845,000	22,500	19.20%

+	There are no awards of restricted stock or RSUs which vest within 60 days of May 1, 2006.
*	Less than one percent.
(1)	Unless specifically stated herein, shares held by Mr. Rubin, Liberty Media Corporation, QVC, Inc. QK Holdings, Inc., or SOFTBANK affiliates are not beneficially owned by each other. Mr. Rubin, Liberty Media Corporation, QVC, Inc. QK Holdings, Inc., and SOFTBANK have each granted a right to vote all of their shares, solely with respect to the election of directors, as set forth in the voting agreements described on pages 4-5.
(2)	Does not include (a) 4,060,226 shares of Common Stock held by SOFTBANK Capital Partners LP; (b) 3,990,398 shares of Common Stock held by SOFTBANK Capital LP; or (c) 103,226 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP, because Mr. Fisher does not have investment or voting power over these shares. Mr. Fisher is a managing general partner of SOFTBANK Capital Partners LP and is SOFTBANK’s designee to GSI’s Board of Directors.
(3)	Includes 12,500 shares of Common Stock issuable upon the exercise of warrants held by Rustic Canyon Ventures LP, a fund of Rustic Canyon Partners. Mr. Menell is a partner of Rustic Canyon Partners. Mr. Menell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest, if any, therein.
(4)	Does not include (a) 4,060,226 shares of Common Stock held by SOFTBANK Capital Partners LP; (b) 3,990,398 shares of Common Stock held by SOFTBANK Capital LP; or (c) 103,226 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP, because Mr. Perlis does not have investment or voting power over these shares. Mr. Perlis is a venture partner of SOFTBANK Capital Partners LP.
(5)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2006. The filing indicates that (i) Capital Research and Management Company beneficially owns 3,494,490 shares of Common Stock and had sole voting power for 3,494,490 shares of Common Stock, shared voting power for

14 Proxy Statement

no shares of Common Stock, sole dispositive power for 3,494,490 shares of Common Stock and shared dispositive power for no shares of Common Stock and (ii) SMALLCAP World Fund, Inc. beneficially owns 2,794,491 shares of Common Stock and had sole voting power for no shares of Common Stock, shared voting power for no shares of Common Stock, sole dispositive power for no shares of Common Stock and shared dispositive power for no shares of Common Stock. Capital Research and Management Company is an investment adviser and serves as the investment adviser of SMALLCAP World Fund, Inc.

(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005. The filing indicates that Comcast Corporation, Comcast Holdings Corporation and Comcast QIH, Inc. each had sole voting power for no shares of Common Stock, shared voting power for 2,578,932 shares of Common Stock, sole dispositive power for no shares of Common Stock and shared dispositive power for 2,578,932 shares of Common Stock.
(7)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on March 10, 2006. The filing indicates that (i) FMR Corp. had sole voting power for 541,100 shares of Common Stock, shared voting power for no shares of Common Stock, sole dispositive power for 6,264,300 shares of Common Stock and shared dispositive power for no shares of Common Stock and (ii) Edward C. Johnson 3d, chairman and large stockholder of FMR Corp., had sole voting power for no shares of Common Stock, shared voting power for no shares of Common Stock, sole dispositive power for 6,264,300 shares of Common Stock and shared dispositive power for no shares of Common Stock. These shares represented (i) 5,723,200 shares of Common Stock beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies (referred to as “Funds”), including Fidelity Mid Cap Stock Fund, which owns 4,000,000 shares of Common Stock and (ii) 541,100 shares of Common Stock beneficially owned by Fidelity Management Trust company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of certain institutional accounts. The voting power with respect to the 5,723,200 shares of Common Stock beneficially owned by Fidelity is held by the Funds’ Boards of Trustees.
(8)	Based, in part, on a Schedule 13D/A filed with the Securities and Exchange Commission on February 24, 2006. Includes a right to purchase 430,000 shares in a total return swap and 300,000 shares of Common Stock issuable upon exercise of warrants held by Liberty. The warrants are exercisable at any time on or before July 19, 2006.
(9)	Based, in part, on a Schedule 13D/A filed with the Securities and Exchange Commission on June 2, 2005. Includes (a) 4,060,226 shares of Common Stock held by SOFTBANK Capital Partners LP; (b) 3,990,398 shares of Common Stock held by SOFTBANK Capital LP; and (c) 103,226 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP. Each of SOFTBANK Capital Partners LP, SOFTBANK Capital LP, SOFTBANK Capital Advisors Fund LP, SOFTBANK Capital Partners LLC and SB Capital Managers LLC disclaims beneficial ownership of securities owned by any other person or entity, except to the extent of its respective pecuniary interest, if any, therein. SB Capital Managers LLC is a member of SOFTBANK Capital Partners LLC, the general partner of SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP. All investment decisions on behalf of SOFTBANK Capital Partners LLC must be approved by SB Capital Managers LLC.
(10)	Includes (i) 8,150,222 shares of Common Stock beneficially owned in the aggregate by the Named Officers as set forth in this table; (ii) 363,000 shares of Common Stock beneficially owned in the aggregate by the directors as set forth in this table; (iii) 3,000 shares of Common Stock beneficially owned in the aggregate by the director nominee as set forth in this table; and (iv) 652,711 shares of Common Stock beneficially owned in the aggregate by executive officers (other than Named Officers) (of which 570,000 shares are issuable upon the exercise of options that are exercisable within 60 days of May 1, 2006).

Proxy Statement

EXECUTIVE COMPENSATION

Compensation Committee Report

For fiscal 2005, the Compensation Committee reviewed the compensation of executive officers, made decisions regarding executive compensation and administered GSI’s equity incentive plans.

GSI’s compensation policies for executive officers are to:

•	provide compensation packages to attract, motivate and retain executives,

•	link a portion of compensation to financial results to reward successful performance, and

•	provide long-term equity based compensation to further align the interests of executives with those of the stockholders and further reward success and performance.

The principal components of GSI’s executive compensation are base salary, annual incentive compensation and periodic grants of stock options or awards. The award of bonuses and stock options or awards serve as incentives for superior performance and are based upon both the performance of the executive and GSI. Executive employees are also eligible to participate in benefits generally available to full-time employees. In addition, some executive officers receive a car allowance ranging from $500 to $2,000 per month.

In fiscal 2004, the Compensation Committee retained an independent third party consultant to perform a study regarding total compensation for executives and other employees, including base salary, bonus and equity. The study also evaluated GSI’s equity incentive plans in light of the new rules regarding the expensing of stock options. Based on this study, certain changes were made starting to the overall compensation paid to executives and other management employees. In addition, in fiscal 2006, the Compensation Committee hired a compensation consultant who is currently reviewing Mr. Rubin’s compensation. This consultant is expected to make a recommendation to GSI regarding adjustments to Mr. Rubin’s compensation and the components thereof.

First, base salaries of executive officers and other management employees are based on level of position within GSI and individual contribution and experience, with reference to base salary levels of executive officers and other management employees at comparable companies in similar industries. Second, since 2005, the Compensation Committee has established an annual leadership bonus plan for certain management-level employees, including the Named Officers. In 2005, the Compensation Committee approved certain EBITDA targets which needed to be achieved in order for bonus compensation to be paid under the 2005 leadership bonus plan. No executive officer of GSI received bonus compensation under the 2005 leadership bonus plan because GSI did not meet the targets approved by the Compensation Committee, however, certain executive officers received bonus compensation pursuant to contractual agreements with GSI. On March 7, 2006, the Compensation Committee approved the 2006 leadership bonus plan. See “2006 Leadership Bonus Plan” on page 23. Finally, equity compensation remains GSI’s primary long-term incentive program. During fiscal 2005, GSI began to move from options to restricted stock units as its primary form of long-term compensation, and beginning in fiscal 2006, GSI ceased granting options and has instead granted restricted stock units. GSI will continue to evaluate the types of awards it plans to use in the future to provide long term compensation, including stock options, restricted stock units, restricted stock and/or unrestricted stock.

GSI has agreements with three of the Named Officers, Messrs. Blyskal, Gold and Miller. Messrs. Mintzer’s and Rubin’s employment agreements with GSI have expired. GSI is currently renegotiating an employment agreement with Mr. Rubin. In connection with the negotiations of Mr. Rubin’s employment agreement, the Compensation Committee and Mr. Rubin have each engaged separate outside counsel. Compensation of Messrs. Blyskal, Gold and Miller for fiscal 2005 was determined in accordance with these agreements as described herein. Compensation of Mr. Rubin was determined consistent with his previous employment agreement. Information concerning the annual base salaries paid to the Named Officers in fiscal 2005 is set forth in the Summary Compensation Table. Messrs. Rubin, Blyskal, Gold, Miller and Mintzer are entitled to receive annual base salaries for fiscal 2006 of $425,000, $403,000, $354,000, $354,000 and $379,000, respectively. In fiscal 2005, each of Messrs. Rubin, Blyskal, Miller and Mintzer were granted options to purchase Common Stock. In

16 Proxy Statement

addition, each of Messrs. Blyskal, Gold, Miller and Mintzer were granted an award of restricted stock units. Information concerning option grants and awards of restricted stock units to the Named Officers in fiscal 2005 is set forth in the Summary Compensation Table.

The compensation in fiscal 2005 of GSI’s chief executive officer, Mr. Rubin, was not based on GSI’s performance. Mr. Rubin received a base salary of $425,000 for fiscal 2005 and no bonus. In fiscal 2005, Mr. Rubin was granted an option to purchase 125,000 shares of Common Stock at an exercise price of $13.46 per share. Mr. Rubin did not receive an award of restricted stock units in fiscal 2005.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a deduction to any publicly held company, such as GSI, for certain compensation exceeding $1,000,000 paid in any taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, and certain qualified performance-based compensation. The Board of Directors has not yet recommended any change to GSI’s executive compensation policies and plans as a result of Section 162(m). The Compensation Committee has considered the impact of Section 162(m) and believes that it will not have a material adverse effect on GSI in fiscal 2006.

Compensation Committee

John A. Hunter	Michael S. Perlis (Chairman)	Mark Menell

Summary Compensation Table

The following table sets forth information regarding compensation earned during the last three fiscal years by GSI’s Chief Executive Officer and each of GSI’s and/or its subsidiaries’ four other most highly compensated executive officers during fiscal 2005 (each, a “Named Officer”).

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Awards(1)		All Other Compensation ($)(5)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options (#)(4)
Michael G. Rubin Chairman and Chief Executive Officer	2005 2004 2003	449,000 430,730 388,750	— — —	— — —	— — —	125,000 — 225,000	4,607 10,333 12,382

Robert J. Blyskal (6) President and Chief Operating Officer	2005 2004	405,000 232,884	— —	— —	134,600 —	85,000 200,000	229 420

Stephen J. Gold (7) Executive Vice President and Chief Information Officer	2005	296,520	324,500	—	1,000,000	—	7,193

Arthur H. Miller Executive Vice President and General Counsel	2005 2004 2003	340,988 326,423 311,058	100,000 100,000 100,000	— — —	87,490 — —	45,000 — 75,000	6,536 10,205 12,242

Damon Mintzer Executive Vice President, Sales; President and Chief Operating Officer of GSI Commerce West, Inc.	2005 2004 2003	354,000 311,538 311,538	— — —	— — —	267,481 53,124 —	70,000 50,000 75,000	6,536 7,569 9,766

(1)	GSI did not grant any stock appreciation rights, or SARs, during the years presented.
(2)	Excludes perquisites and other personal benefits that do not, in the aggregate, exceed $50,000 or 10% of each officer’s total annual salary and bonus.

Proxy Statement

(3)	Includes restricted stock and restricted stock units. Amounts shown reflect number of shares of restricted stock or restricted stock units awarded multiplied by the closing price per share of the Common Stock on the date of grant. The following table sets forth the number of restricted stock awards/units granted each year, the closing price per share of the Common Stock on the date of grant, the total number of unvested restricted stock awards/units held on December 31, 2005, the closing price per share of the Common Stock on December 30, 2005 and the aggregate value of all unvested restricted stock awards/units held as of December 31, 2005.

	2004		2005		As of December 31, 2005
	Award/ Units	Closing Price on Grant Date	Award/ Units	Closing Price on Grant Date	Award/ Units	Closing Price on December 30, 2005	Aggregate Value
Mr. Rubin	—	$—	—	$—	—	$—	$—
Mr. Blyskal	—	$—	10,000	$13.46	10,000	$15.09	$150,900
Mr. Gold	—	$—	67,024	$14.92	67,024	$15.09	$1,014,109
Mr. Miller	—	$—	6,500	$13.46	6,500	$15.09	$98,085
Mr. Mintzer	5,700	$9.32	12,178	$14.78	22,953	$15.09	$346,361
			6,500	$13.46

The restricted stock award granted to Mr. Mintzer on August 31, 2004 is scheduled to vest as to 25% of the total number of shares subject to the award on each of the first, second, third and fourth anniversary dates of the grant of the award. The restricted stock units awarded to Messrs. Blyskal and Miller on April 6, 2005 and the 6,500 shares of restricted stock units awarded to Mr. Mintzer on April 6, 2005 are each scheduled to vest in full on January 1, 2009. The restricted stock units awarded to Mr. Gold on February 7, 2005 and the 12,178 shares of restricted stock awarded to Mr. Mintzer on March 7, 2005 are each scheduled to vest as to 25% of the total number of shares subject to each respective award on each of the first, second, third and fourth anniversary dates of the grant of each respective award. If dividends are declared by GSI’s Board of Directors, dividends will be paid on the shares of restricted stock or restricted stock units.

(4)	On April 6, 2005, the Compensation Committee granted to Messrs. Rubin, Blyskal, Miller and Mintzer options to purchase 125,000, 85,000, 45,000, and 70,000 shares of Common Stock, respectively, at an exercise price of $13.46 per share.
(5)	For fiscal 2005, all other compensation consists of (i) GSI’s matching contributions under GSI’s 401(k) Profit Sharing Plan in the amount of $4,378, $0, $6,965, $6,307 and $6,307 for Messrs. Rubin, Blyskal, Gold, Miller and Mintzer, respectively, and (ii) insurance premiums in the amount of $229 paid by GSI with respect to term life insurance for each of Messrs. Rubin, Blyskal, Gold, Miller, and Mintzer.
(6)	Mr. Blyskal began employment with GSI on May 24, 2004.
(7)	Mr. Gold began employment with GSI on February 7, 2005.

18 Proxy Statement

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the Named Officers during fiscal 2005. No SARs were granted during fiscal 2005.

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of securities underlying Options/SARs Granted (#)(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Michael G. Rubin Chairman and Chief Executive Officer	125,000	10.18%	$13.46	04/06/15	$1,058,115	$2,681,472

Robert J. Blyskal President and Chief Operating Officer	85,000	6.93%	$13.46	04/06/15	$719,518	$1,823,401

Stephen J. Gold Executive Vice President and Chief Information Officer	—	—	—	—	—	—

Arthur H. Miller Executive Vice President and General Counsel	45,000	3.67%	$13.46	04/06/15	$380,921	$965,330

Damon Mintzer Executive Vice President, Sales; President and Chief Operating Officer of GSI Commerce West, Inc.	70,000	5.70%	$13.46	04/06/15	$592,545	$1,501,624

(1)	Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.
(2)	All options were immediately exercisable on the date of grant, April 6, 2005, and were granted at the fair market value of the Common Stock on the date of grant.

Proxy Statement

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets forth information regarding options to purchase shares of Common Stock exercised by the Named Officers during fiscal 2005 under GSI’s equity incentive option plans and the values of options held by such individuals at the end of fiscal 2005. The Named Officers do not have any SARs.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable(1)
Michael G. Rubin	—	—	1,237,500/112,500	$10,303,375/$572,625
Robert J. Blyskal	—	—	135,000/150,000	$467,550/$987,000
Stephen J. Gold	—	—	—/—	—/—
Arthur H. Miller	—	—	307,500/37,500	$2,126,600/$190,875
Damon Mintzer	30,000	$240,000	202,500/37,500	$751,525/$190,875

(1)	Values for “in-the-money” options represent the positive spread between the respective exercise prices of outstanding options and the fiscal year-end value of the Common Stock at December 30, 2005, which was $15.09 per share.

Employment Agreements

Michael G. Rubin.    Mr. Rubin’s employment agreement with GSI terminated pursuant to its terms on December 31, 2004. GSI is currently negotiating an employment agreement with him. Mr. Rubin’s terminated employment agreement with GSI became effective January 1, 2001, and had a term of four years. Under this employment agreement, Mr. Rubin served as GSI’s president and chief executive officer. Pursuant to the terms of this agreement, Mr. Rubin was entitled to receive (i) an annual base salary of $325,000 during fiscal 2001, subject to annual increases of $25,000 in each successive year, (ii) an annual bonus in such amount and based upon the achievement of such goals as Mr. Rubin and the Compensation Committee determined, (iii) an automobile allowance of $2,000 per month and (iv) other benefits similar to those provided to GSI’s other officers. The agreement provided that GSI was able to terminate Mr. Rubin’s employment agreement for cause, which was defined to include gross negligence or willful misconduct in the performance of his duties under the agreement, willful breach of the agreement or conviction of a felony. Mr. Rubin was able to terminate his employment with GSI for good reason, which was defined to include, among other things, demotion or removal from his position or diminishment of his duties, reduction in base salary or a material reduction in benefits, breach of the agreement by GSI or relocation of Mr. Rubin’s principal place of employment. In the event of termination by GSI other than for cause or termination by Mr. Rubin for good reason, GSI was obligated to pay to Mr. Rubin two years of his base salary, in accordance with GSI’s normal payroll practices, and provide Mr. Rubin with his benefits during such two-year period. Under his employment agreement, for a period of two years following his termination, Mr. Rubin was prohibited from engaging in a business that is competitive with GSI’s business or from soliciting employees of GSI to become an employee of someone else.

Robert J. Blyskal.    On April 21, 2004, GSI entered into an offer letter with Mr. Blyskal to serve as its co-president and chief operating officer. Under this letter, Mr. Blyskal is entitled to receive: (i) an annual base salary of $350,000, subject to review annually, (ii) an annual bonus of up to 50% of his base salary as determined by the Chief Executive Officer, subject to approval of the Board of Directors and (iii) other benefits similar to those provided to GSI’s other officers. In addition, Mr. Blyskal’s offer letter provided that upon commencement of his employment with GSI, Mr. Blyskal would be granted a stock option under the 1996 Plan to purchase 200,000 shares of Common Stock and GSI would pay Mr. Blyskal a housing allowance of $2,500 per month, less payroll deductions and all required withholdings toward the rent, purchase price or other costs of an apartment or house in the King of Prussia area. Each of GSI and Mr. Blyskal may terminate Mr. Blyskal’s employment at any time and for any reason. If GSI terminates Mr. Blyskal’s employment without cause, Mr. Blyskal will be entitled to severance in an amount up to six (6) months of his base salary or until he accepts employment with another employer. Mr. Blyskal’s offer letter defined cause as (i) Mr. Blyskal fails to perform the duties reasonably

20 Proxy Statement

required of him and such failure continues for a period of thirty days after notice to him, (ii) Mr. Blyskal is grossly negligent or engages in willful misconduct in the performance of his duties, (iii) Mr. Blyskal breaches or violates, in a material respect, any agreement between GSI and Mr. Blyskal or any of GSI’s policy statements, including those relating to business conduct, conflicts of interest, insider trading or confidentiality, (iv) Mr. Blyskal is convicted of a crime constituting a felony under the laws of the United States or any state thereof, (v) Mr. Blyskal engages in behavior that is materially injurious or inimical to the interests of GSI, or (vi) Mr. Blyskal commits a material act of dishonesty or breach of trust. Mr. Blyskal’s offer letter contains a one year restrictive covenant similar to the one in Mr. Rubin’s agreement.

Stephen J. Gold.    On January 31, 2005, GSI entered into an offer letter with Mr. Gold to serve as its executive vice president and chief operating officer. Under this letter, Mr. Gold is entitled to (i) receive an annual base salary of $325,000 to be increased to $350,0000 beginning January 1, 2006, subject to review annually, (ii) participate in the annual bonus plan available to similarly situated employees at GSI, with a guaranteed bonus of no less than 50% of his base salary in fiscal 2005, (iii) receive a housing allowance of $2,500 per month, less payroll deductions and all required withholdings, for the duration of his employment and (iv) other benefits similar to those provided to GSI’s other officers. In addition, Mr. Gold’s offer letter provided that upon commencement of his employment with GSI, Mr. Gold would be granted a restricted stock unit award under the 1996 Plan to acquire Common Stock having an aggregate value of $1,000,000. GSI also agreed to pay Mr. Gold a signing bonus equal to $160,000 in the aggregate. Each of GSI and Mr. Gold may terminate Mr. Gold’s employment at any time and for any reason. If GSI terminates Mr. Gold’s employment without cause, GSI will pay to Mr. Gold severance in an amount equal to twelve months of his base salary or until he accepts employment with another employer. Mr. Gold’s offer letter defined cause as (i) gross negligence or willful misconduct in the performance of his duties for GSI; (ii) breach or violation, in a material respect, of any agreement between GSI and Mr. Gold or any of GSI’s policy statements, including those regarding business conduct, conflicts-of-interest, insider trading, confidentiality or harassment; (iii) commission of a material act of dishonesty or breach of trust; (iv) acting in a manner that is inimical or injurious, in a material respect, to the business or interests of GSI; or (v) conviction of a felony. Mr. Gold’s offer letter contains a one year restrictive covenant similar to the one in Mr. Rubin’s agreement.

Arthur H. Miller.    On August 9, 1999, GSI entered into an employment agreement with Mr. Miller to serve as its executive vice president and general counsel for an initial term of five years beginning September 20, 1999. Effective as of April 23, 2002, Mr. Miller’s agreement was extended by two years to December 31, 2006. Under this agreement, Mr. Miller is entitled to receive: (i) an annual base salary of $200,000 for fiscal 2000 subject to annual increases of $25,000, (ii) an annual bonus of $100,000, (iii) an automobile allowance of $1,000 per month and (iv) other benefits similar to those provided to GSI’s other officers. GSI may terminate Mr. Miller’s employment agreement for cause, which is defined similarly to the definition of cause in Mr. Rubin’s agreement. In addition, Mr. Miller may terminate his agreement for good reason, which is defined similarly to the definition of good reason in Mr. Rubin’s agreement. In the event of termination by GSI other than for cause or termination by Mr. Miller for good reason, GSI will pay to Mr. Miller a lump sum payment equal to the sum of one year of his base salary plus his annual bonus and provide Mr. Miller with his benefits for one year after his termination. Mr. Miller’s employment agreement contains a one year restrictive covenant similar to the one in Mr. Rubin’s agreement.

Benefit Plans

The following descriptions summarize GSI’s employee benefits plans pursuant to which the Named Officers receive benefits. GSI’s 2005 Equity Incentive Plan, referred to as the “2005 Equity Plan,” which was adopted by GSI’s stockholders at the 2005 annual meeting of stockholders, replaced GSI’s 1996 Equity Incentive Plan (described below), referred to as the “1996 Plan.”

2005 Equity Incentive Plan

GSI’s 2005 Equity Plan is intended to provide a means to secure and retain the services of GSI’s employees (including officers) and non-employee directors eligible to receive stock awards, to provide incentives for such

Proxy Statement

individuals to exert maximum efforts for the success of GSI and its affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of GSI’s Common Stock through the grant of stock awards.

To achieve these purposes, the 2005 Equity Plan permits grants of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, and other forms of equity compensation. The maximum total number of shares for which awards can be granted under the 2005 Equity Plan is 2,001,219 shares of Common Stock, subject to appropriate adjustment in a manner determined by the Board of Directors to reflect changes in GSI’s capitalization. In addition, such share reserve shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to options or stock award agreements outstanding under the 1996 Plan as of the date the 2005 Equity Plan was approved by stockholders and (ii) but for the termination of the 1996 Plan, would otherwise have reverted to the share reserve of the 1996 Plan pursuant to the terms of the 1996 Plan.

The 2005 Equity Plan is administered by GSI’s Board of Directors. The Board of Directors has the authority to construe and interpret the plan, to determine the persons to whom and the dates on which stock awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards. The Board of Directors may delegate its authority under the 2005 Equity Plan to a committee of the board. The Board of Directors has delegated its authority to the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors may suspend or terminate the 2005 Equity Plan without stockholder approval or ratification at any time. The Board of Directors may amend or modify the 2005 Equity Plan at any time. However, no amendment shall be effective unless approved by the stockholders of GSI to the extent stockholder approval is necessary to satisfy applicable law. The Board of Directors also may submit any other amendment to the 2005 Equity Plan intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees. Under the 2005 Equity Plan, the Board of Directors may, without obtaining the prior approval of the stockholders of GSI, (i) reduce the exercise price of any outstanding option under the 2005 Equity Plan; (ii) cancel or accept any outstanding option under the 2005 Equity Plan and grant in substitution or exchange therefor a new option or other stock award under the 2005 Equity Plan or another equity plan of GSI covering the same or a different number of shares of common stock; (iii) cancel or accept any outstanding option under the 2005 Equity Plan and grant in substitution or exchange therefor cash or any other valuable consideration; or (iv) conduct any other action that is treated as a repricing under generally accepted accounting principles.

As of December 31, 2005, 233,518 restricted stock units, 0 shares of unvested restricted stock and options to purchase 5,809,129 shares of Common Stock were outstanding under the 2005 Equity Plan. Additionally, as of December 31, 2005, the total number of additional shares for which awards could be granted under the 2005 Equity Plan was 1,821,055 shares of Common Stock.

1996 Equity Incentive Plan

GSI’s 1996 Plan is intended to promote the long-term retention of its key employees and other persons who are in a position to make significant contributions to the success of GSI, further reward these employees and other persons for their contributions to its growth and expansion, provide additional incentive to these employees and other persons to continue making similar contributions and to further align the interests of these employees and other persons with those of GSI’s stockholders.

To achieve these purposes, the 1996 Plan permitted grants of incentive stock options, options not intended to qualify as incentive stock options, stock appreciation rights, restricted and unrestricted stock awards, deferred stock awards, performance awards, loans and supplemental awards. The maximum total number of shares for which

22 Proxy Statement

awards could have been granted under the 1996 Plan was 9,500,000 shares of Common Stock, subject to appropriate adjustment in a manner determined by the Board of Directors to reflect changes in GSI’s capitalization.

The 1996 Plan is administered by GSI’s Board of Directors, which determines, among other things and subject to certain conditions, the persons eligible to receive awards, the persons who actually receive awards, the type of each award, the number of shares of Common Stock subject to each award, the date of grant, exercise schedule, vesting schedule and other terms and conditions of each award, whether to accelerate the exercise or vesting schedule or waive any other terms or conditions of each award, whether to reduce the exercise price of an option after the date of grant, whether to amend or cancel an award and the form of any instrument used under the 1996 Plan. The Board of Directors has the right to adopt rules for the administration of the 1996 Plan, settle all controversies regarding the 1996 Plan or any award, and construe and correct defects and omissions in the 1996 Plan or any award. The 1996 Plan may be amended, suspended or terminated by the Board of Directors, subject to certain conditions, provided that stockholder approval will be required whenever necessary for the 1996 Plan to continue to satisfy the requirements of certain securities and tax laws, rules and regulations. The Board of Directors may delegate its authority under the 1996 Plan to a committee of the board. The Board of Directors has delegated its authority to the Compensation Committee and the Nominating and Corporate Governance Committee.

As of December 31, 2005, 86,107 restricted stock units, 18,350 shares of unvested restricted stock and options to purchase 188,250 shares of Common Stock were outstanding under the 1996 Plan. No additional awards may be granted under the 1996 Plan.

2006 Leadership Bonus Plan

On March 7, 2006, GSI’s Compensation Committee approved the 2006 leadership bonus plan, which is not set forth in a written agreement, for certain management-level employees, including the Named Officers. Under the 2006 leadership bonus plan, if GSI achieves an EBITDA target approved by the Compensation Committee, GSI will establish a fixed bonus pool to be paid out to eligible participants in cash. Each eligible participant’s bonus will be funded from this fixed pool and will be based upon a percentage of that participant’s base salary.

The 2006 leadership bonus plan sets an annual target bonus amount for each level of eligible employee based on GSI achieving EBITDA targets approved by the Compensation Committee. The bonus amount for senior management, including the Named Officers, is equal to 50% of the individual’s base salary. If GSI achieves the minimum EBITDA targets approved by the Compensation Committee, each eligible participant will receive a bonus equal to one-half of that individual’s target bonus amount. If GSI exceeds the upper-end of the EBITDA targets approved by the Compensation Committee, each eligible participant will have the opportunity to receive the other half of that individual’s target bonus amount. In addition, the bonus amount actually received by a participant is subject to upward and downward adjustment based on that individual’s performance.

2005 Leadership Bonus Plan

On January 24, 2005, GSI’s Compensation Committee approved the 2005 leadership bonus plan, which was not set forth in a written agreement, for certain management-level employees. Under the 2005 leadership bonus plan, if GSI achieved certain EBITDA targets approved by the Compensation Committee, GSI would establish a fixed bonus pool to be paid out to eligible participants. Each eligible participant’s bonus would have been funded from this fixed pool and would have been based upon a percentage of that participant’s base salary.

The 2005 leadership bonus plan set the annual incentive bonus targets for each level of eligible employee. The target bonus for senior management was equal to up to 50% of each individual’s base salary. If GSI achieved certain EBITDA targets, each eligible participant would have received 75% of that individual’s target bonus amount, with the remaining 25% subject to upward or downward adjustment based upon individual performance. Under the 2005 leadership bonus plan, one-third of the aggregate amount of bonus paid to each participant was to be paid in cash and two-thirds was to be paid in restricted stock or deferred stock. Each restricted stock award or deferred stock award paid under the 2005 leadership plan would have been 50% vested when issued, with the remaining 50% vesting on the first anniversary of the issue date. No executive officer of GSI received bonus compensation under the 2005 leadership bonus plan because GSI did not meet the EBITDA targets approved by the Compensation Committee.

Proxy Statement

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total return for Common Stock, the Morgan Stanley Internet Index and the NASDAQ Composite, assuming an investment of $100 in each on December 30, 2000, and the reinvestment of all dividends. The data points used for the performance graph are listed below.

Total Return Analysis	12/30/2000	12/29/2001	12/28/2002	1/3/2004	1/3/2005	12/31/2005
GSI Commerce, Inc.	$100.00	$360.67	$65.99	$176.27	$321.44	$272.81
Morgan Stanley Internet Index	$100.00	$48.14	$27.51	$45.15	$51.55	$51.96
Nasdaq Composite	$100.00	$78.95	$54.06	$81.09	$88.06	$89.27

Note: Stock price performance shown in the Stock Performance Graph for Common Stock is historical and not necessarily indicative of future price performance.

24 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, Messrs. Adelberg, Branman, Hunter, Menell, Perlis and Ronning all served on the Compensation Committee. None of these individuals is or has been an officer or employee of GSI.

No person who served as a member of the Compensation Committee during fiscal 2005 was a current or former officer or employee of GSI or, except as described below, engaged in certain transactions with GSI required to be disclosed by regulations of the SEC. There were no compensation committee “interlocks” during fiscal 2005, which generally means that none of GSI’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of GSI’s Compensation Committee.

Other Related Transactions

In fiscal 2000 and 2001, Interactive Technology Holdings, LLC, a joint venture of Comcast Corporation and QVC, Inc. which is now a subsidiary of Liberty Media Corporation, acquired 10,797,900 shares of GSI Common Stock and warrants to purchase 300,000 shares of GSI Common Stock. On January 31, 2005, ITH effected a distribution of all of its assets, including shares of GSI Common Stock, to entities affiliated with Comcast and Liberty. Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005, entities affiliated with Comcast beneficially owned approximately 5.75% of GSI’s outstanding Common Stock as of May 1, 2006. Based on a Schedule 13D/A filed with the Securities and Exchange Commission on February 24, 2006, entities affiliated with Liberty beneficially owned approximately 19.99% of GSI’s outstanding Common Stock as of May 1, 2006. M. Jeffrey Branman, one of GSI’s directors, was the President of Interactive Technology Services, which served as financial advisor to ITH through its dissolution.

In fiscal 2000, GSI entered into a website development and distribution agreement with iQVC, a division of QVC, Inc., pursuant to which GSI provides technology, procurement and fulfillment services for QVC, including selling sporting goods, recreational and/or fitness related equipment and related products, apparel and footwear to QVC for resale through the QVC website. GSI recognized net revenues of $1.1 million in fiscal 2005 on sales to QVC under this website development and distribution agreement. The terms of these sales are comparable to those with other similar partners. The amount included in accounts receivable related to these sales as of the end of fiscal 2005 was $36,000.

In fiscal 2003, GSI entered into a services agreement with QVC pursuant to which QVC provided shipping services to GSI in exchange for fees. The fees charged to GSI by QVC were determined through arms-length negotiations. GSI incurred fees of $17,000 in fiscal 2005. Of those fees, $13,000 related directly to products shipped and was charged to cost of revenues from product sales and the remaining $4,000 related to fulfillment services provided and was charged to sales and marketing expense. These fees were incurred in the first quarter of fiscal 2005 as the agreement terminated effective April 3, 2005.

As of March 29, 2006, GSI owned approximately 11.5% of the outstanding common stock of Odimo Incorporated, or Odimo, and SOFTBANK Capital Partners LLC and its affiliates collectively beneficially owned approximately 16.1% of the outstanding common stock of Odimo. Based on a Schedule 13D/A filed with the Securities and Exchange Commission on June 2, 2005, SOFTBANK Capital Partners LLC and its affiliates collectively beneficially owned approximately 18.17% of GSI’s outstanding Common Stock. Ronald D. Fisher, one of GSI’s directors, is vice chairman of SOFTBANK Holdings Inc. and a managing general partner of SOFTBANK Capital Partners LP, which are affiliates of SOFTBANK Capital Partners LLC, and Michael S. Perlis, one of GSI’s directors, is also a venture partner of SOFTBANK Capital Partners LP.

GSI entered into an agreement as of December 20, 2005 with Interactive Commerce Partners LLC, or ICP, for certain financial advisory services in connection with GSI’s evaluation of two proposed transactions: a proposed acquisition and a proposed strategic relationship. M. Jeffrey Branman, one of GSI’s directors, is

Proxy Statement

President and owner of ICP. Under the agreement, GSI agreed to pay ICP $450,000 upon the successful consummation of the proposed acquisition and $50,000 upon the successful consummation of the proposed strategic relationship. On February 3, 2006, GSI agreed to pay ICP $350,000 in connection with the proposed acquisition that GSI chose not to pursue. GSI also paid ICP $50,000 upon the successful completion of the strategic relationship in the first quarter of fiscal 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires GSI’s directors, executive officers, and persons who own more than 10% of a registered class of GSI’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of GSI. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish GSI with copies of all Section 16(a) forms they file.

To GSI’s knowledge, based solely on a review of the copies of such reports furnished to GSI and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to GSI’s directors, executive officers and greater than 10% beneficial stockholders were complied with during fiscal 2005, except that the following reports were not timely filed: James F. Flanagan, senior vice president of human resources, filed a late Form 4 which covered the sale of Common Stock; Mr. Lamm filed a late Form 4 which covered the exercise of stock options; Mr. Menell filed two late Forms 4 which covered three transactions purchasing Common Stock and the sale of Common Stock; and Mr. Rubin filed a late Form 4 which covered the grant of stock options.

OTHER MATTERS

As of the date of this Proxy Statement, GSI knows of no other business that will be presented for consideration at the Annual Meeting (other than procedural matters). However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters that GSI’s Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the Annual Meeting; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act; and (v) matters incident to the conduct of the Annual Meeting. If any such matters come before the Annual Meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

26 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) served as GSI’s independent registered public accounting firm in fiscal 2005 and 2004 for the purposes of auditing GSI’s annual consolidated financial statements, auditing the effectiveness of GSI’s internal controls over financial reporting and reviewing GSI’s quarterly financial statements. See “Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm. The aggregate expenses, including fees billed to GSI, for professional services rendered by Deloitte & Touche for fiscal 2005 and 2004 were as follows:

Services Rendered (1)	2005	2004
Audit Fees	$1,301,560	$1,084,442
Audit-Related Fees	502,554	35,004
Tax Fees	—	—
All Other Fees	—	—

Total	$1,804,114	$1,119,446

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees for fiscal 2005 and 2004 were for professional services rendered for the audit of GSI’s consolidated financial statements, auditing the effectiveness of GSI’s internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements. Fees for fiscal 2005, also included professional services rendered in connection with audit procedures performed related to the acquisition of Aspherio, S.L., the restatements of GSI’s Annual Report on Form 10-K for the year ended January 1, 2005 and GSI’s registration statement on Form S-3.

Audit-Related Fees for fiscal 2005 and 2004 were for audits of GSI’s 401(k) Plan. For fiscal 2005, these fees also included professional services for due diligence in connection with GSI’s acquisition of Aspherio, a proposed acquisition which GSI chose not to pursue.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte & Touche. All audit-related services, tax services and other services must be pre-approved by the Audit Committee. In accordance with GSI’s policy and applicable SEC rules and regulations, the Audit Committee pre-approves services provided to GSI by Deloitte & Touche (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, a member of the Audit Committee is authorized to approve such services, provided that they are consistent with GSI’s policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. For fiscal 2004 and 2005, all audit and non-audit services described above were pre-approved by the Audit Committee. The Audit Committee has considered and concluded that the provision of such audit and non-audit services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Proxy Statement

ADDITIONAL INFORMATION

GSI is subject to the informational requirements of the Securities Exchange Act of 1934. Therefore, GSI files reports and information, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

You can access financial and other information at GSI’s Investor Relations Web site. The address is www.gsicommerce.com/investors. GSI makes available through its Web site, free of charge, copies of its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. In addition, GSI will provide at no cost, paper or electronic copies of its reports and other filings made with the SEC. Requests should be directed to Investor Relations, 935 First Avenue, King of Prussia, Pennsylvania 19406.

The information on the Web site listed above, is not and should not be considered part of this Proxy Statement and is not incorporated by reference in this document. This Web site is, and is only intended to be, an inactive textual reference.

COST OF ANNUAL MEETING AND PROXY STATEMENT

The cost of soliciting proxies will be borne by GSI. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail or fax by directors, officers or employees of GSI, without additional compensation. Upon request by brokers, dealers, banks or voting trustees or their nominees who are record holders of Common Stock, GSI will pay the reasonable expenses incurred by such record holders for mailing proxy materials to any beneficial owners of the Common Stock.

STOCKHOLDER PROPOSALS

A stockholder proposal for GSI’s 2007 Annual Meeting must be submitted to GSI at its office located at 935 First Avenue, King of Prussia, Pennsylvania, 19406, by January 26, 2007 to receive consideration for inclusion in GSI’s 2007 Annual Meeting proxy materials pursuant to Rule 14a-8 of the Exchange Act. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, the period during which a stockholder must provide notice to GSI of a proposal to be submitted outside of the Rule 14a-8 process for consideration at GSI’s 2007 Annual Meeting is not earlier than the close of business on March 2, 2007 nor later than close of business on April 1, 2007. As to all such matters which GSI does not have notice on or prior to April 1, 2007, discretionary authority shall be granted to the persons designated in GSI’s proxy related to the 2007 Annual Meeting to vote on such proposal.

ANNUAL REPORT

This Proxy Statement is accompanied by GSI’s Annual Report to Stockholders for fiscal 2005. GSI will furnish without charge to each person to whom this Proxy Statement is delivered, a copy of any or all of the documents incorporated by reference in GSI’s Annual Report on Form 10-K for fiscal 2005, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated), upon the written request of such person. Requests should be sent to: GSI Commerce, Inc., 935 First Avenue, King of Prussia, PA 19406, (610) 265-3229, Attention: Investor Relations.

28 Proxy Statement

HOUSEHOLDING

In order to reduce printing costs and postage fees, GSI has adopted the process called “householding” for mailing its Annual Report to Stockholders and Proxy Statement to “street name holders,” which refers to stockholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of GSI’s Annual Report to Stockholders and Proxy Statement, unless GSI receives contrary instructions from a street name holder at that address. GSI will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of GSI’s Annual Report to Stockholders and Proxy Statement at the same address, you may obtain additional copies by writing to GSI at 935 First Avenue, King of Prussia, PA, 19406, Attention: Investor Relations or calling GSI’s Investor Relations at (610) 265-3229. Eligible stockholders of record receiving multiple copies of the Annual Report to Stockholders and Proxy Statement can request householding by contacting GSI in the same manner.

By Order of the Board of Directors,

Arthur H. Miller,
Secretary

Proxy Statement

APPENDIX A

GSI COMMERCE, INC.

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Charter

I.	Purpose

The Audit Committee is appointed by the Board of Directors of GSI Commerce, Inc. (the “Company”) to assist the Board in monitoring (a) the integrity of the financial statements of the Company, (b) the independent auditor’s qualifications and independence, (c) the performance of the Company’s internal audit function and independent auditor, (d) the compliance by the Company with legal and regulatory requirements, and (e) the Company’s internal controls over financial reporting and disclosure controls designed to promote compliance by the Company with applicable accounting standards and legal and regulatory requirements.

II.	Committee Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence and experience requirements of the listing standards of The Nasdaq Stock Market (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and applicable laws, rules and regulations. In addition, at least one member of the Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “Commission”). The members of the Audit Committee shall be appointed and may be replaced by the Board. Unless a Chair is appointed by the Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.	Meetings

The Audit Committee shall meet as often as it determines necessary, but no less frequently than quarterly. The Audit Committee shall meet periodically, but no less frequently than annually, with management, the internal auditors (if applicable), and the independent accountants in separate executive sessions. The agenda for meetings of the Audit Committee shall be prepared in consultation with the Chair of the Audit Committee (with input from other Committee members), management and the independent auditors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

At all Audit Committee meetings, a majority of the total number of members shall constitute a quorum. A majority of the members of the Audit Committee shall be empowered to act on behalf of the Audit Committee. The Audit Committee may, in its discretion, form and delegate all or a portion of its authority, duties and/or responsibilities to one or more subcommittees of the Audit Committee consisting of one or more members. Minutes shall be kept of each meeting of the Audit Committee and any subcommittee thereof.

IV.	Committee Authority and Responsibilities

The Audit Committee shall have the authority to carry out the purposes set forth in this Charter. The Audit Committee shall have the sole authority to appoint, determine funding for, oversee and replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor, subject to the de minimis

Proxy Statement

exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate authority to a subcommittee to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent counsel, accountants or other advisors and to authorize and conduct investigations into any matters within the Audit Committee’s scope of responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (a) the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) any independent counsel, accountants or other advisors employed by the Audit Committee, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee’s specific responsibilities, to the extent that the Audit Committee determines the performance of such responsibilities to be necessary or appropriate, in carrying out its oversight role and the timing of the performance of those responsibilities, are delineated in the Audit Committee Responsibilities Calendar attached to this Charter as Appendix A. The responsibilities set forth in Appendix A may be amended from time to time by the Board and the timing of such responsibilities may be amended from time to time by the Board or the Audit Committee.

V.	Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and/or disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditor.

A-2 Proxy Statement

Appendix A

GSI COMMERCE, INC.

Audit Committee Responsibilities Calendar

Responsibility	When Performed – Audit Committee Meetings
	Winter	Spring	Summer	Fall	As Needed
Financial Statement and Disclosure Matters
1. Review and discuss with management and the internal auditor (if applicable) the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.	X
2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.		X	X	X
3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.	X	X	X	X	X

4. Prior to any filing with the Commission requiring the issuance of a consent from the independent auditor, review and discuss with the independent auditor:

a. All critical accounting policies and practices to be used.

b. All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

	X	X	X	X
5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies (if applicable). Such discussions may be done generally, consisting of discussing the types of information to be disclosed and the type of presentations to be made.	X	X	X	X	X
6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.	X	X	X	X	X

Proxy Statement

Responsibility	When Performed – Audit Committee Meetings
	Winter	Spring	Summer	Fall	As Needed
7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.			X
8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.	X
9. Review disclosures made to the Audit Committee or management by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.	X	X	X	X
10. Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.		X
11. Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.					X
Oversight of the Company’s Relationship with the Independent Auditor
12. Review and evaluate the lead partner of the independent auditor team.				X	X
13. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.			X		X
14. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors (if applicable). The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.			X		X
15. Ensure the rotation of the lead (or coordinating) audit partner and reviewing audit partner as required by law.			X

A-4 Proxy Statement

Responsibility	When Performed – Audit Committee Meetings
	Winter	Spring	Summer	Fall	As Needed
16. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.					X
17. Review with the independent auditor and management prior to the audit, the audit scope and the planning and staffing of the audit.			X
Oversight of the Company’s Internal Audit Function
18. Evaluate the need and advisability of hiring an internal auditing officer or additional internal audit personnel and review the performance of such personnel and determine whether any changes are necessary or appropriate.					X
19. Review the significant reports to the Audit Committee or management prepared by the internal auditing personnel and management’s responses.	X	X	X	X	X
20. Discuss with the independent auditor and management the responsibilities, budget and staffing of the internal auditing personnel and any recommended changes in the planned scope of the internal audit.				X	X
Compliance Oversight Responsibilities
21. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act relating to the auditor’s awareness of illegal acts has not been implicated.	X
22. Establish, review and update periodically a Code of Business Conduct Policy and ensure that management has established a system to enforce this Policy.					X
23. Review the Company’s internal controls over financial reporting and disclosure controls and disclosures in the Company’s SEC filings	X	X	X	X	X
24. Review with management, the Company’s internal auditing personnel and the independent auditor, including obtaining any reports determined to be necessary or appropriate, monitoring of the Company’s compliance with applicable laws, rules and regulations and the Company’s Business Conduct Policy.			X
25. Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding (a) accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.					X
26. Approve all related party transactions.					X
27. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.					X

Proxy Statement

Responsibility	When Performed – Audit Committee Meetings
	Winter	Spring	Summer	Fall	As Needed
28. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.					X
29. Review and reassess annually the Audit Committee Charter and recommend any proposed changes to the Board for approval.				X
30. Review annually the Audit Committee’s compliance with applicable laws, rules and regulations, including the listing standards of Nasdaq, and its own performance.		X
31. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.					X

A-6 Proxy Statement

GSI COMMERCE, INC.

Annual Meeting of Stockholders

SOLICITED ON BEHALF OF THE COMPANY AND

THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael G. Rubin and M. Jeffrey Branman to act as attorneys and proxies for the undersigned, with full powers of substitution, to appear at the Annual Meeting of Stockholders of GSI Commerce, Inc. (the “Company”) to be held on the 30th day of June, 2006 at the Company’s headquarters, located at 935 First Avenue, King of Prussia, Pennsylvania 19406 and at any postponement or adjournment thereof (the “Annual Meeting”), and to vote all of the shares of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

1. To elect nine directors, each to hold office for one-year terms and until their successors are elected and qualified. Nominees: Michael G. Rubin, M. Jeffrey Branman, Michael J. Donahue, Ronald D. Fisher, John A. Hunter, Mark S. Menell, Michael S. Perlis, Jeffrey F. Rayport and Andrea M. Weiss.

FOR the nominees listed below (except as indicated below)	WITHHOLD AUTHORITY to vote for all nominees

☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write the name of the nominee(s) in this space:                                          .

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THIS PROXY AND THE ACCOMPANYING PROXY STATEMENT AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. A MAJORITY OF THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

The Board of Directors recommends a vote “FOR” election of all nominees for director and “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

(Continued and to be SIGNED on Reverse Side)

Sending in a signed proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since this proxy is revocable. Any stockholder giving this proxy has the power to revoke it by delivering a later dated proxy or giving written notice to the Secretary of the Company at any time before this proxy is exercised. Attendance at the Annual Meeting will not, by itself, revoke this proxy.

Receipt of the Company’s 2005 Annual Report to Stockholders, the Notice of the Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Date:	, 2006
(Please date this Proxy)

(Signature(s) of Stockholder(s))

Please sign exactly as your name or names appear to the left. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is an entity, please sign full entity’s name by duly authorized officer or person, giving full title as such.